ASSIGNMENT OF LEASE AGREEMENT;
 ACCEPTANCE OF ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

WHEREAS CENTURION VIDEO, LTD., a Texas limited partnership ("Centurion", "Assignor") and AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP. ("AEI", "Assignee"), have entered into that certain purchase and sale agreement (the "Purchase and Sale Agreement") dated October 8, 1998 for that certain real property (the "Property") described in Exhibit A attached hereto and made a part hereof.

WHEREAS  Hollywood  Entertainment  Corporation,  an   Oregon
corporation,  has  entered  into  a  lease  agreement  dated
September 27, 1997 with Centurion Video, Ltd. (the "Lease");

NOW THEREFORE Centurion hereby sells, assigns, transfers and sets over to AEI all of its right, title and interest in and to the Lease as General Partner of Landlord under the Lease subject to the terms and conditions set forth in the Purchase and Sale Agreement (the "Assignment") and subject to the indemnification set forth in the Assignment of Warranties and Indemnification for Landlord Warranty" (executed simultaneously herewith) by Centurion for the one year warranty period contained in paragraph 6.4 of the Lease.

Except as otherwise noted, Assignee hereby assumes all of Assignor's obligations under the Lease which are preferable on or after the Effective Date hereof. Assignor agrees to defend, indemnify and hold harmless Assignee from and against all claims, fines, judgments, settlements, damages, losses, costs, expenses and attorney's fees arising out of, resulting from or related in any way whatsoever to the obligations of the Lease occurring prior to the Effective Date hereof and not assigned or assumed by Assignee. Assignee agrees to defend, indemnify and hold harmless Assignor from and against all claims, fines, judgments, settlements, damages, losses, costs, expenses and attorney's fees arising out of, resulting from or related in any way whatsoever to the obligations under the Lease assumed by Assignor.

Assignor represents and warrants that it is now the absolute owner of said Lease with full right and title to assign the same and the Rents; that said Lease is valid, in full force and effect and has not been modified or amended except as disclosed to Assignee; that there are no outstanding assignments or pledges thereof that will not be released as of Closing; that there are no existing defaults under the provisions thereof on the part of any party to the Lease; that no rents have been waived, anticipated, discounted, compromised or released; and that Tenant has no defense, setoffs, or counterclaims against Assignor.





ASSIGNOR:                          ASSIGNEE:
CENTURION VIDEO, LTD.              AEI INCOME & GROWTH FUND XXII
A TEXAS LIMITED PARTNERSHIP        LIMITED PARTNERSHIP, A MINNESOTA
                                   LIMITED PARTNERSHIP

By: CENTURION DEVELOPMENT          By: AEI FUND MANAGEMENT XXII, INC.
CORPORATION, A NORTH CAROLINA
CORPORATION, ITS GENERAL PARTNER

By:  /s/ Jeffrey R Wakeman         By:  /s/ Robert P Johnson
         Jeffrey R Wakeman                  Robert P Johnson

Title: President                   Title: President

Dated:                        Dated: 1/12/99







                         EXHIBIT A

Lot 1 Wal*Mart Square as recorded in Map Book 70, Page 25 of the Records of the Judge of Probate, Mobile County, Alabama